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EXHIBIT 10.3

CERTAIN INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406.

SECOND AMENDMENT TO
LICENSE AND DEVELOPMENT AGREEMENT

        This Second Amendment to License and Development Agreement ("Second Amendment") is entered into as of the 4th day of October, 2002 by and between Innovex Precision Components, Inc. ("IPC") and Applied Kinetics, Inc. ("AKI").

WITNESSETH:

        WHEREAS, IPC and AKI are parties to a License and Development Agreement dated October 12, 1999 (the "Original License Agreement"), as amended by the First Amendment to License and Development Agreement dated as of July 1, 2001 (the "First Amendment") (the Original License Agreement as amended by the First Amendment is sometimes hereinafter referred to as the "License Agreement"); and

        WHEREAS, IPC is currently negotiating an Agreement Relating to the Manufacture and Sale of FSA Products (the "Supply Agreement") with KR Precision Public Company, Limited ("KRP"); and

        WHEREAS, as a part of the Supply Agreement, IPC desires to enter into a License Agreement with KRP (the "Sublicense") pursuant to which IPC will sublicense to KRP certain technology which IPC currently licenses from AKI; and

        WHEREAS, the First Amendment requires IPC to obtain the consent of AKI to any sublicense of technology owned by AKI and, accordingly, IPC has requested that AKI consent to the proposed Sublicense in the form attached hereto; and

        WHEREAS, IPC and/or its parent Innovex, Inc. ("Innovex") is obtaining or is being granted an option to obtain, as part of the transaction resulting in the execution of the Supply Agreement and the Sublicense, 24.9 percent of the issued and outstanding stock of KRP; and

        WHEREAS, Section 6.1 of the First Amendment requires IPC to pay to AKI [* * *] of all "FSA and Circuit Revenue", which term includes revenue received by affiliates of IPC; and

        WHEREAS, AKI and IPC have disagreed as to whether or not KRP is an "affiliate" of IPC as a result of the execution by IPC and KRP of the Supply Agreement and the Sublicense, and the acquisition of stock in KRP by IPC and/or Innovex; and

        WHEREAS, AKI and IPC have resolved their disagreement over this issue and desire to memorialize such resolution in this Second Amendment; and

        WHEREAS, AKI is willing to consent to the Sublicense in consideration of the execution by IPC of this Second Amendment;

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

        1.    Approval of Sublicense.    AKI hereby consents to IPC's execution of the Sublicense in the form attached to this Second Amendment. Such approval by AKI shall not be deemed to be an approval of any other or further license or sublicense of technology owned by AKI, nor shall it be deemed to be an approval of any modification, amendment or waiver of any term of the Sublicense from the form attached hereto.

        2.    Seagate-Based Revenue.    IPC acknowledges and agrees that it will continue to make the [* * *] payment required by Section 6.1 of the First Amendment on all FSA and Circuit Revenue (as defined in the First Amendment) from all applicable sales to Seagate Technology and its affiliates (collectively, "Seagate") regardless of whether IPC, Innovex or KRP or the affiliates of each is the point of sale to Seagate.

        3.    Non-Seagate Sales—IPC Circuit.    IPC acknowledges and agrees that in the event that KRP or its affiliates is the point of sale to any customer other than Seagate with respect to an FSA (as defined in the Original License Agreement) or other products included within the definition of "FSA and Circuit Revenue," and uses an IPC flex on suspension circuit (an "FOS") purchased from IPC, IPC will pay AKI [* * *] of the gross revenue received from such customers on the FOS component and will also pay, monthly, [* * *] for each FSA sold by KRP or its affiliates to such customers multiplied by the percentage ownership of IPC/Innovex in KRP provided, however, that in the event that IPC and/or Innovex own 51 percent or more of the voting stock of KRP, have a majority of the seats on the Board of Directors or other governing body of KRP, or are otherwise in control of KRP, then the percentage ownership of IPC/Innovex in KRP will be deemed to be 100 percent.

        4.    Non-Seagate Sales—Non-IPC Circuit.    IPC acknowledges and agrees that in the event that KRP or its affiliates is the point of sale to any customer other than Seagate with respect to an FSA or other products included within the definition of "FSA and Circuit Revenue," and is not using an IPC FOS in such FSA or other product, IPC will pay AKI [* * *] of "KRP FSA and Circuit Revenue" multiplied by the percentage ownership of IPC/Innovex in KRP provided, however, that in the event that IPC and/or Innovex owns 51 percent of the voting stock of KRP, has a majority of the seats on the Board of Directors or other governing body of KRP, or is otherwise in control of KRP, then the percentage ownership of IPC/Innovex in KRP will be deemed to be 100 percent. For purposes of this Second Amendment, the term "KRP FSA and Circuit Revenue" shall have the same meaning as the term "FSA and Circuit Revenue" in the First Amendment except that the phrase "KRP and any entities affiliated with KRP" shall be substituted for the phrase "IPC and any entities affiliated with IPC." In addition to the foregoing payment, IPC will pay AKI [* * *] of the Machinery Rental Fee (or any comparable or successor fee) paid by KRP under the Supply Agreement (which is currently set at [* * *] under Section 3.3 of the Supply Agreement).

        5.    Intent of Amendment.    The parties acknowledge and agree that Sections 2, 3 and 4 of this Second Amendment are intended to supplement and clarify Section 6.1 of the First Amendment and should be interpreted in that manner.

        6.    Certain Monitoring Provisions.    IPC agrees to include in the Sublicense, or to enter into a separate agreement with KRP containing, provisions allowing it to examine and audit the books and records of KRP related to operation of and production from AFAMs (as defined in the Original License Agreement). In the event that AKI reasonably believes that KRP is underreporting its production of FSAs or its KRP FSA and Circuit Revenue, then AKI shall have the right to require IPC, no more often than twice annually, to conduct such examination and audit, and to make the results thereof available to AKI.

        7.    Steering Committee.    AKI agrees to participate on a technology steering committee with KRP and Innovex to help develop the process and equipment technology roadmap.

        8.    Effect of Second Amendment.    Except as amended or supplemented by this Second Amendment, all terms and conditions of the License Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first above written.

INNOVEX PRECISION COMPONENTS, INC.

By:	/s/ THOMAS PAULSON
	Its:	Senior Vice President—CFO

APPLIED KINETICS, INC.

By:	/s/ RYAN JURGENSON
	Its:	President

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  EXHIBIT 10.3
SECOND AMENDMENT TO LICENSE AND DEVELOPMENT AGREEMENT